UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On March 28, 2011, T. Jay Collins, President and Chief Executive Officer, will make a presentation to investors and industry analysts at the Howard Weil Incorporated 39th Annual Energy Conference in New Orleans, LA. Interested parties may view the presentation and supplemental conference handout slides by using the Investor Relations link at Oceaneering’s website, www.oceaneering.com, beginning on March 25, 2011 after 4:00 p.m., Eastern Daylight Time. The handout includes a reconciliation of the non-GAAP term EBITDA used in the presentation. There will not be a webcast of the presentation.

The information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Please note that certain information contained in the presentation are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the “Safe Harbor” provisions of those statutes. Forward-looking statements are generally accompanied by words such as “estimate, “ “project, “ “predict,” “believe,” “expect,” “anticipate,” “plan,” “forecast,” “budget,” “goal” or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the presentation include statements about:

•

Our belief that deepwater projects take years to develop, involve largely oil reservoirs with high production flow rates, are primarily undertaken by well capitalized customers and that their investment decisions are predicated on long-term commodity price assumptions;

•	Our belief Western Integrated Oil Companies (“IOCs”) will invest in the deepwater markets because:

•	the IOCs have little choice as they have limited access to world class onshore reserves;

•	the IOCs’ exploration success of 20% or more in recent years in deepwater bodes well for the future; and

•	drilling intensity is rising, with increasing rig time per deepwater well as more complex plays are explored;

•

Our near-term deepwater market outlook of lower activity in the U.S. Gulf of Mexico and additional opportunities for ROV tooling and possibly BOP Control Systems arising from compliance with newly adopted safety measures [NTL 2010-N05];

•	Our expectation that our 2011 earnings per share will be $3.45 to $3.75, with:

•	the possibility of another record year;

•	our anticipation that international demand growth may more than offset lower demand in the U.S. Gulf of Mexico;

•	our belief that the major uncertainties we face are when, the pace, and at what level U.S. Gulf of Mexico deepwater drilling permits will rebound;

•	our expectation at the midpoint of our 2011 earnings per share guidance range that there will be 20 to 25 floating drilling rigs working in the U. S. Gulf of Mexico by the end of the year; and

•	our guidance for the first quarter of 2011 of $0.65 to $0.75 of earnings per share;

•

Our segment operating income guidance for 2011 compared to 2010, with projections that ROV and Inspection will be up, Subsea Products and Advanced Technologies will be flat and Subsea Projects will be down;

•

Our projection of strong cash flow of over $435 million of EBITDA in 2011 (non-GAAP measure EBITDA reconciliation to net income provided in the Supplemental Financial Information section of the slides for the presentation);

•	Our belief that we will have ample resources to invest in growth;

•	Our plans for our cash:

•	organic growth including 2011 capital expenditures in the range of $150 million to $175 million;

•	acquisitions; and

•	share repurchases;

•	Our current plans of acquisition targets:

•	being within our market niches, with expansion of Subsea Products;

•	having an international focus; and

•	being reasonably priced and accretive to earnings per share;

•	Our expectation that the Norske Cutting & Abandonment acquisition will:

•	close by March 31, 2011 at about a $60 million purchase price; and

•	expand our Subsea Products by increasing our tooling product line and enhance our ability to participate in the P&A and decommissioning of production platforms and subsea wellheads;

•	Anticipated worldwide deepwater discoveries to be evaluated and developed;

•	Our expectation that 24 new floating rigs will be to be placed in service during 2011;

•	Our expectation of adding 15 to 20 new ROV systems in 2011;

•	Expected increase of 45% in subsea completions in the decade commencing 2010;

•	Subsea tree orders forecast to be up approximately 40% in the period 2011 – 2014 compared to the period 2007 – 2010;

•	Our expectation that our 2011 orders for ROV tooling will generate enough earnings to replace our ROV tooling earnings related to the Macondo well site;

•	Our expectation that our 2011 ROV operating income will be higher than in 2010 on an increase in international demand for drill support services and expansion of our fleet;

•	Our expectation that, compared to 2010, our 2011 ROV fleet utilization will be higher and operating margin will be slightly lower due to a change in geographic mix;

•

Our expectation that our 2011 Subsea Products operating income will be approximately the same as 2010, with increased umbilical plant throughput to be offset by lower IWOCS services in the U.S. Gulf of Mexico;

•	Our expectation that our 2011 Subsea Products operating margin will be lower than in 2010 due to a change in product mix, with the anticipation it will be in the 15% to 18% range;

•	Projected cumulative subsea completions in the Gulf of Mexico through 2014;

•	Our expectations that the acquired vessel DMT Sapphire, which we have renamed Ocean Patriot, will be outfitted with a new saturation diving system and will be available in the second quarter of 2011;

•	Our expectation that the 2011 profit contribution from our shallow water diving services will be higher than in 2010;

•

Our expectation that we will have a lower profit contribution from the deepwater vessels in our Subsea Projects segment in 2011 as compared to 2010 due to the completion of work at the Macondo well site and a reduced level of activity in the U.S. Gulf of Mexico;

•	Our expectation that, compared to 2010, Subsea Projects will have lower operating income and margin in 2011 due to a reduced level of profit contribution from our deepwater vessel services;

•	Our projected EBITDA for 2011 in the EBITDA reconciliation to Net Income in the Supplemental Financial Information; and

•	Subsea production control umbilicals orders forecast to be up approximately 70% in the period 2011 – 2014 compared to the period 2007 – 2010 in the Supplemental Market Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	rapid technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: March 25, 2011